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                                                                      Exhibit 11

                      E. I. DU PONT DE NEMOURS AND COMPANY
                        CALCULATION OF EARNINGS PER SHARE
                     ---------------------------------------
                     (Dollars in millions, except per share)


                                                                             Years Ended December 31
                                              --------------------------------------------------------------------------------------
                                                   2000              1999              1998              1997              1996
                                              --------------    --------------    --------------    --------------    --------------
Net income less dividends on
   preferred stock .......................            $2,304            $7,680            $4,470            $2,395            $3,626
                                              ==============    ==============    ==============    ==============    ==============
Average number of common shares
   (excludes treasury stock and
   the shares held by DuPont
   Flexitrust) - Basic ...................     1,043,358,416     1,084,537,228     1,128,826,525     1,130,755,483     1,121,350,592

Shares assumed to be issued due
   to stock options ......................         7,684,108        13,433,101        16,520,503        19,047,967        18,472,163
                                              --------------    --------------    --------------    --------------    --------------

Adjusted average number of common
   shares and share equivalents
   - Diluted .............................     1,051,042,524     1,097,970,329     1,145,347,028     1,149,803,450     1,139,822,755
                                              ==============    ==============    ==============    ==============    ==============
Earnings per share:
   - Diluted .............................             $2.19             $6.99 (a)         $3.90             $2.08             $3.18
                                              ==============    ==============    ==============    ==============    ==============

   - Basic ...............................             $2.21             $7.08 (a)         $3.96             $2.12             $3.23
                                              ==============    ==============    ==============    ==============    ==============

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(a)  Includes income from discontinued operations of $6.80 diluted and $6.89 basic.